Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                MOBILEVEST, INC.

         Pursuant to the provisions of Sections 607.1003, 607.1006 and 607.1007 of the Florida Business Corporation Act, the undersigned corporation hereby adopts the following Amended and Restated Articles of Incorporation:

                            ARTICLE I. CORPORATE NAME

         The name of this corporation, hereinafter referred to as the "Corporation," is MOBILEVEST, INC.

                          ARTICLE II. PRINCIPAL OFFICE

         The principal place of business and mailing address of the Corporation are:

                                MOBILEVEST, INC.
                        5623 U. S. Highway 19, Suite 217
                         New Port Richey, Florida 34652

                           ARTICLE III. CAPITAL STOCK

         The number of shares of stock that the Corporation is authorized to have outstanding at any one time is one thousand (1,000) with a par value of $.001.

         Authorized capital stock may be paid for in cash, services, or property, at a just value to be fixed by the Board of Directors of this Corporation at any regular or special meeting.

                 ARTICLE IV. INITIAL REGISTERED AGENT AND OFFICE

         The name and address of the initial registered agent are:

                                  Steve Leunes
                         4821 U. S. Highway 19, Suite #4
                         New Port Richey, Florida 34652
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                            ARTICLE V. INCORPORATORS

         The name and street address of the incorporator to these Articles of Incorporation are:

                                  Steve Leunes
                         4821 U. S. Highway 19, Suite #4
                         New Port Richey, Florida 34652

                               ARTICLE VI. PURPOSE

         The purpose of the Corporation is to engage in any and all lawful business for which corporations may be organized under the laws of the State of Florida and the laws of the United States.

                             ARTICLE VII. DIRECTORS

         The powers of the incorporator are to terminate upon the filing of these Articles of Incorporation and the names and mailing addresses of the persons who are to serve as directors until the first meeting of stockholders or until their successors are elected and qualify are as follows:

                                  Edgar L. Fox
                        5623 U. S. Highway 19, Suite 217
                         New Port Richey, Florida 34652

                                   Dennis Fox
                         5623 U.S. Highway 19, Suite 217
                         New Port Richey, Florida 34652

                                   David Black
                        5623 U. S. Highway 19, suite 217
                         New Port Richey, Florida 34652

                         ARTICLE VIII. PREEMPTIVE RIGHTS

         The Corporation elects to have preemptive rights.

                              ARTICLE IX. AMENDMENT

         These Articles of Incorporation may be amended in the manner provided by law.

         The undersigned has executed these Articles of Incorporation this 29th day of March, 1995.

                                            /s/
                                            ------------------------------------
                                            Steve Leunes, Incorporator

                         ACCEPTANCE BY REGISTERED AGENT

         Having been named Registered Agent and designated to accept Service of Process for the above stated Corporation, at the place designated herein, I am familiar with the obligations of my position as Registered Agent and I hereby agree to act in this capacity, and to comply with the provisions of all statutes relative to the proper and complete performance of my duties.


Dated: March 29, 1995                       /s/
                                            ------------------------------------
                                            Steve Leunes, Registered Agent